EXHIBIT 3.3

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                         Spectre Motor Cars, Inc.
                            (the corporation)

We the undersigned, Daniel P. Kesonen (President) and Douglas Ansell (Vice-President) of the Corporation do hereby certify:

      That the board of Directors of the Corporation at a meeting duly convened and held on the 5th day of October, 1997, adopted a resolution to amend the original articles as follows:

      Item I is hereby amended to read as follows:

            "The name of the Corporation is (hereinafter known as the corporation) is Spectre Industries, Inc."

      Item IV is hereby amended to read as follows:

      "The total authorized capital stock of the corporation shall consist of One-Hundred-Million shares (100,000,000) shares of common stock of a single class, each share having a par value of $0.001, all of which stock shall be entitled to voting power. No capital stock of this corporation shall be subject to assessment.

      Additionally, the currently issued 13,490,014 shares are hereby reverse split on a 5 for 1 basis making the currently issued and outstanding shares of the corporation 2,698,002.8.

      The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 13,490,014 that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon."

      /s/ Daniel P. Kesonen             /s/ Douglas Ansell
      ---------------------             ------------------
      Daniel P. Kesonen                 Douglas Ansell
      President                         Vice-President

      State of Nevada         }
                              }    ss:
      County of Clark         }

      The undersigned Notary Public certified, deposes and states that Daniel P. Kesonen and Douglas Ansell, personally appeared before me and executed the foregoing on behalf of the Corporation as its President and Vice-President respectively, this 5th day of October 1997.

      By: /s/ Bridget E. Richards
          -----------------------------
          Notary Public in and for said
          County and State


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